EXHIBIT 23.5
                                                                    ------------



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated January 28, 2000 (except with respect to the matters discussed in Note 12(a), as to which the date is February 29, 2000) included in Exchange Applications, Inc. Form 10-K for the year ended December 31, 1999 and to all references to our firm included in this Registration Statement.



/s/ Arthur Andersen LLP
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Boston, Massachusetts
September 25, 2000